UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 26, 2008

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81400203	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

Carbon Capture Technologies, Inc., a subsidiary of UTEK Corporation (AMEX & LSE-AIM: UTK), was acquired by CSMG Technologies, Inc. in a tax-free stock-for-stock exchange. CSMG Technologies, Inc. issued 371,020 unregistered shares of common stock to UTEK Corporation in exchange for 100% of the issued and outstanding shares of Carbon Capture Technologies, Inc. The shares acquired in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The value of the consideration will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction.

Carbon Capture Technologies, Inc. holds a worldwide exclusive license to a composition and method for use of a novel Carbon Dioxide (CO2) adsorbent. Researchers at the University of Ottawa have developed recyclable CO2 adsorbents based on surface modified nanoporous silicas. The materials show high adsorption capacity that is both fast and reversible, allowing it to be reused repeatedly in a high throughput periodic cyclic adsorption process. The adsorbents can be used in both wet and dry environments, potentially eliminating significant engineering challenges. The potential uses for the technology include capturing the bulk of C02 emissions from coal-fired power plants in order that these greenhouse gasses could be sequestered and thus reduce the carbon footprint of such facilities, as well as surgical and mine rescue applications.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2008	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer